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                                                                       EXHIBIT 5

                                Norwest Corporation
                                Norwest Center
                                Sixth Street and Marquette Avenue
                                Minneapolis, Minnesota  55479-1026

                                January 24, 1994

 Board of Directors
 Norwest Corporation
 Norwest Center
 Sixth and Marquette
 Minneapolis, Minnesota  55479-1000

 Ladies and Gentlemen:

       In connection with the proposed registration under the Securities Act of 1933, as amended, by Norwest Corporation ("Norwest"), a Delaware corporation, of that number of shares of the common stock (the "Shares"), par value $1 2/3 per share, of Norwest proposed to be issued pursuant to that certain Agreement and Plan of Reorganization dated September 23, 1993 (the "Reorganization Agreement"), under which D.L. Bancshares, a Minnesota corporation, will merge with Norwest Acquisition Co., a corporation to be formed as a wholly-owned subsidiary of Norwest (the "Merger") and First National Bank of Detroit Lakes, a national banking association, will consolidate in a related transaction with a wholly-owned subsidiary of Norwest (the "Bank Consolidation"), I have examined such corporate records and other documents, including the Registration Statement on Form S-4 relating to the Shares and have reviewed such matters of law as I have deemed necessary for this opinion, and I advise you that in my opinion:

           1. Norwest is a corporation duly organized and existing under the laws of the State of Delaware.

           2. All necessary corporate action on the part of Norwest has been taken to authorize the issuance of the Shares in the amount provided for in the Reorganization Agreement upon consummation of the Merger and the Bank Consolidation, and, when issued as described in the Registration Statement, the Shares will be legally and validly issued, fully paid, and nonassessable.

       I consent to the filing of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,

                                /s/ Stanley S. Stroup

                                Stanley S. Stroup
                                Executive Vice President and
                                General Counsel